United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,109,064)
Unrealized Gain (Loss) on Market Value of Futures	553,980
Dividend Income	636
Interest Income	367
ETF Transaction Fees	700
Total Income (Loss)	$(553,381)

Expenses
General Partner Management Fees	$27,101
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	2,652
NYMEX License Fee	678
Non-interested Directors' Fees and Expenses	589
Prepaid Insurance Expense	449
Other Expenses	12,431
Total Expenses	47,845
Expense Waiver	(5,656)
Net Expenses	$42,189
Net Income (Loss)	$(595,570)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$50,569,255
Additions (100,000 Units)	5,573,568
Net Income (Loss)	(595,570)

Net Asset Value End of Month	$55,547,253
Net Asset Value Per Unit (1,000,000 Units)	$55.55

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 3, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612